As filed with the Securities and Exchange Commission on August 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MESA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Mesa Laboratories, Inc. Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Gary Owens
Chief Executive Officer
Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, CO 80228
303-987-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: John Elofson Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 332-1605

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 330,000 shares of common stock, no par value per share, of Mesa Laboratories, Inc. (the “Registrant”), which may be issued pursuant to awards under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”). In accordance with General Instruction E to Form S-8, the Registrant incorporates herein by reference the contents of the registration statement on Form S-8 filed by the Registrant with respect to the 2021 Plan on August 30, 2021 (Registration No. 333-259154), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed with the Commission by the Registrant and are hereby incorporated in this registration statement by reference, excluding any disclosures therein that have been furnished and not filed:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023;

(b)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 from the Registrant’s definitive proxy statement on Schedule 14A;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on May 8, 2023, May 25, 2023, August 3, 2023 and August 25, 2023; and

(e)

The description of the Registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2023, and including any other amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be a part hereof from the respective dates of filing such documents, other than any portions of such documents that are deemed furnished under applicable Commission rules rather than filed.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Mesa Laboratories, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 25, 2023).
3.2	Amended and Restated Bylaws of Mesa Laboratories, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2019).
5.1	Opinion of Counsel.*
10.2.3

Amended and Restated 2021 Equity Incentive Plan of Mesa Laboratories, Inc. (incorporated by reference from Appendix A-2 to the Company’s definitive proxy statement on Schedule 14A filed on July 14, 2023)

10.3.7	Form of 2021 Equity Incentive Plan Option Award Agreement (incorporated by reference from Exhibit 10.3.7 to the Company’s Form S-8 filed on August 30, 2021).
10.3.8	Form of 2021 Equity Incentive Plan Restricted Stock Unit Agreement (incorporated by reference from Exhibit 10.3.8 to the Company’s Form S-8 filed on August 30, 2021).
23.1	Consent of Plante & Moran, PLLC.*
23.2	Consent of Counsel (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page hereto).*
107	Filing Fee Table.*

* Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on this 30th day of August, 2023.

MESA LABORATORIES, INC.

By:	/s/ Gary M. Owens
Name:	Gary M. Owens
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Gary Owens and John Sakys the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Mesa Laboratories, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney- in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN J. SULLIVAN, PH.D. John J. Sullivan	Chairman of the Board of Directors	August 30, 2023

/s/ GARY M. OWENS Gary M. Owens	Chief Executive Officer, President, and Director	August 30, 2023

/s/ JOHN V. SAKYS John V. Sakys	Chief Financial and Chief Accounting Officer, and Treasurer	August 30, 2023

Shiraz Ladiwala	Director	August 30, 2023

Jennifer S. Alltoft	Director	August 30, 2023

/s/ SHANNON M. HALL Shannon M. Hall	Director	August 30, 2023

/s/ R. TONY TRIPENY R. Tony Tripeny	Director	August 30, 2023